EXHIBIT 99.1

COACHMEN INDUSTRIES, INC.
2831 Dexter Drive · P.O. Box 3300 · Elkhart, Indiana 46515 · 574/262-0123 · Fax 574/262-8823

NEWS RELEASE

For immediate release Monday, July 26, 2004

COACHMEN INDUSTRIES, INC. ANNOUNCES STRONG SECOND QUARTER RESULTS

     · Revenues increase 35% to record $234.9 million.
     · Net income improves 82% to $5.2 million.
     · EPS improves 83% to $0.33 from $0.18 per share.

Elkhart, Ind. - Coachmen Industries, Inc. (NYSE: COA) today announced its financial results for the second quarter ended June 30, 2004.

Sales for the second quarter increased 35% to $234.9 million versus $173.9 million during the same period last year. Net income posted an 82% improvement to $5.2 million, or $0.33 per share for the quarter, compared with net income of $2.8 million or $0.18 per share in the year-earlier period. Coachmen’s second quarter results were driven by strong sales gains in its Recreational Vehicle segment, together with lower operating expenses as a percent of sales.

Gross profit margin of 15.5% was a slight decline from 15.8% in the second quarter of 2003, due mainly to the strong performance of the RV segment. This shift in sales mix towards RVs, which carry lower margins than Housing and Building, resulted in a lower overall Company gross margin percentage. GS&A expense as a percent of sales was reduced by 0.8 percentage points, to 12.1% versus 12.9% in 2003. The Company’s second quarter operating income improved by 54%, even with the inclusion of expenses associated with the start-up of a new production facility, as well as expenses relating to the Coachmen RV Dealer Seminar, which typically has been held in July.

Claire C. Skinner, Chairman and Chief Executive Officer, remarked, “We are extremely pleased with the continued improvement in our operating performance, but we know that our work is by no means finished. Still, the performance trends of improving gross margins with lower operating expenses, coupled with the strong acceptance of our new

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Coachmen Industries, Inc. Announces Second Quarter Results

July 26, 2004

2005 model line-up, leaves us optimistic for the second half of the year. On the Housing and Building side of our business, we are pleased with the growth in revenues over 2003, but we were unable to translate those sales increases into higher profits. We are now pursuing new actions and initiatives to restore the Housing and Building Segment to its historical level of operating leverage and profit.”

In this release, the segment data is being supplemented with the inclusion of gross profit and operating expenses. Segment performance information for the quarter and six month periods ended June 30, 2004 and 2003 as well as segment data for the preceding five quarters are presented in table format following the condensed financial statements.

Recreational Vehicle Segment

The Company’s Recreational Vehicle Segment reported sales of $166.4 million, up 44.1% from $115.5 million during the second quarter of 2003. Gross profit for the segment was $19.0 million, or 11.4% of sales, compared with $11.5 million, or 10.0% of sales in the same period last year. RV Segment pre-tax income increased 404% to $4.6 million compared with pre-tax income of $0.9 million for the year-ago quarter.

RV Group wholesale unit shipments for the quarter increased by 15.4%. Shipments of motorized products were extremely strong, with Class A motorhomes increasing 52.0% and Class C motorhomes increasing 71.2%. Within the Class A vehicle category, shipments of Rear Diesel motorhomes increased 42.4%, with particular success in the Coachmen RV offerings. Shipments of non-motorized products increased by 2.4%, with Fifth Wheels up 27.8% and Camping Trailers increasing 9.1%, while Travel Trailers declined 9.2%.

Coachmen RV Company introduced its 2005 models during its Dealer Seminar in June. Dealer reaction to the new products was extremely positive and generated record orders of $130 million, exceeding last year’s record results by 30%. Based on the continued strong acceptance of its products, the RV Group backlog levels at the end of the quarter were up 30.1% over June 30, 2003. In order to meet growing demand, production was increased by 23.9% during the quarter.

In January, Coachmen entered into a long-term exclusive licensing agreement to design, produce and market a comprehensive line of Coleman® brand recreational vehicles, beginning with camping trailers. On July 6, the Company completed the purchase of a 147,000 square foot facility that will be dedicated to its new line of Coleman products. This facility is adjacent to the 114,300 square foot plant purchased in the second quarter, which is now producing Coachmen® travel trailers and fifth wheels. “Completing the purchase of this modern production facility marks another significant step in our venture with Coleman,” noted President and Chief Operating Officer Matthew J. Schafer. “As we complete the designs for this new line of products, we will be tooling the new plant and hiring a dedicated new team of workers throughout the summer. All of this adds to our excitement surrounding the launch of the first Coleman products this fall,” added

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Coachmen Industries, Inc. Announces Second Quarter Results

July 26, 2004

Schafer. The Company is also opening a West Coast service center in Southern California in the third quarter designed to enhance customer satisfaction as it increases its distribution base in the western states.

Housing and Building Segment

The Company’s Housing and Building segment reported sales of $68.4 million, up 17.2% from $58.4 million during the second quarter of 2003. Gross profit for the segment was $17.1 million, or 25.1% of sales, compared with $15.7 million, or 27.0% of sales in the same period last year. The Housing and Building segment’s pre-tax income declined 11.8% to $3.3 million versus pre-tax income of $3.8 million in 2003. Order flow remained strong during the second quarter. Wholesale unit shipments were up 5.5% and backlogs were 58.1% higher than the comparable 2003 quarter.

Several factors within the quarter contributed to the lower levels of profitability for the Housing and Building Group. Start-up costs were incurred for several marketing initiatives, including the new All American Building Systems business unit and retail sales centers. As revenues continue to grow, this temporary drag on segment profitability should be alleviated. The second factor contributing to lower segment profitability in the quarter was dramatically increased materials costs, particularly in lumber prices and steel. Although material surcharges were added to cover these increased costs, the high number of price-protected projects in backlog contributed to higher cost of goods, and lower gross margins. Finally, field operations generated losses in the quarter due to higher delivery and set costs related to builder site preparation delays, shortages of concrete for foundations in some areas, and significant rains in the upper Midwest.

All American Homes has continued to work on increasing penetration of its core scattered lot single-family home market, while exploring new initiatives in other markets. In the second quarter, All American Homes launched new financing programs for builders and retail consumers. The builder-financing program was completed through an agreement with Textron Financial Services to provide financing for builder models and spec homes. The retail-financing program was completed through an agreement with IndyMac Bank, offering our builders a convenient, competitive way to provide mortgage financing to homebuyers. The recently formed All American Building Systems unit signed a single-family home contract for an affordable housing project in Detroit, Michigan in the second quarter. Contract negotiations are nearing completion for a multi-family project in Florida. The Building Systems unit has also entered contract negotiations with a second large hotel chain, however, development of such commercial projects have historically taken longer than typical single-family home projects. The commercial business has continued to struggle with the weakness in the telecommunications market. In an effort to reduce costs and rationalize production, closure of the Vermont production facility is scheduled for completion at the end of July. In addition, the Pennsylvania and Indiana commercial structure plants are being reconfigured to facilitate production of a larger variety of commercial structures to better respond to the broader marketing efforts of All American Building Systems.

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Coachmen Industries, Inc. Announces Second Quarter Results

July 26, 2004

Balance Sheet/Cash Flow

As of June 30, 2004, the Company had cash and marketable securities of $12.9 million and shareholders’ equity of $215.8 million. Primarily due to the increased levels of profitability, cash flow from operations was a positive $3.3 million for the quarter, a significant improvement over the negative $14.4 million operating cash flow in the first quarter. With the considerable growth in revenues, year-to-date operating cash flow was a negative $11.1 million. Capital expenditures totaled $5.3 million for the second quarter, while depreciation was $2.4 million.

Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, said, “We are pleased with the dramatic improvements in earnings and cash flows we saw in the second quarter. Despite the record revenues achieved in the quarter, our inventory did not increase significantly from the first quarter. Even so, we continue to focus on reducing working capital, controlling costs, and speeding up the cash conversion cycle. As these efforts bear fruit, we should see further improvements in earnings and cash flows in the second half of 2004.”

2004 Outlook

Chairman Skinner said, “We built upon the success of the first quarter, and achieved second quarter results that were significantly better than last year, primarily attributable to improvements we saw in our RV business. Looking forward, we expect to continue experiencing increased prices for raw materials in both segments of our business, and we will be facing start-up costs for our new Coleman product lines, the West Coast service center and the Housing and Building Group marketing initiatives in the coming months. Despite these future challenges, and based on current trends and anticipated future factors, we now expect sales for the year to be better than last year by 20% to 25%, which should deliver earnings per share in the range of $0.88 to $0.93, versus the $0.48 per share we reported in 2003.”

Coachmen Industries, Inc., now celebrating its 40th anniversary, is one of America’s leading manufacturers of recreational vehicles with well-known brand names including COACHMEN®, GEORGIE BOY™, SPORTSCOACH® and VIKING®. The Company’s subsidiary, ALL AMERICAN HOMES®, is the nation’s largest producer of systems-built homes. Coachmen Industries is also a major builder of commercial structures with its ALL AMERICAN BUILDING SYSTEMS™ and MILLER BUILDING SYSTEMS™ products. Prodesign, LLC is a subsidiary that produces custom composite and thermoformed plastic parts for numerous industries under the PRODESIGN® brand. Coachmen Industries, Inc. is a publicly held company listed on the New York Stock Exchange (NYSE) under the ticker COA.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company’s operating results, the condition of the telecommunications industry which purchases modular structures, the impact of performance on the valuation of intangible assets, the availability and the price of gasoline,

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Coachmen Industries, Inc. Announces Second Quarter Results

July 26, 2004

the Company’s dependence on chassis and appliance suppliers, interest rates, the availability and cost of real estate for residential housing, the ability of the Housing and Building segment to perform in new market segments where it has limited experience, adverse weather conditions affecting home deliveries, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, the impact of consumer confidence and economic uncertainty on high-cost discretionary product purchases, further developments in the war on terrorism and related international crises, oil supplies, and other risks identified in the Company’s SEC filings. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposure. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

For more information:
     Joseph P. Tomczak
     Executive Vice President and Chief Financial Officer
     574-262-0123

     Jeffery A. Tryka
     Director of Planning and Investor Relations
     574-262-0123

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Coachmen Industries, Inc. Announces Second Quarter Results

July 26, 2004

Coachmen Industries, Inc.
Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

                                                   THREE MONTHS ENDED                SIX MONTHS ENDED
                                                   ------------------                ----------------
                                                        JUNE 30,                         JUNE 30,
                                                        --------                         --------
                                                  2004           2003              2004           2003
                                                  ----           ----              ----           ----

Net Sales                                      $   234,861  $      173,903      $  436,148     $   320,290

Gross Profit - $                                    36,317          27,546          61,226          44,580
Gross Profit - %                                      15.5%           15.8%           14.0            13.9%

GS&A - $                                            28,462          22,430          53,956          43,861
GS&A - %                                              12.1%           12.9%           12.4%           13.7%

(Gain)/Loss on Sale of Property - $                   (69)            (34)         (1,079)            (39)
(Gain)/Loss on Sale of Property - %                  (0.0)%          (0.0)%          (0.2)%          (0.0)%

Operating Income- $                                  7,924           5,150           8,349             758
Operating Income- %                                    3.4%            3.0%            1.9%            0.2%

Other (Income)/Expense                                 104             829           (471)             734

Pre-Tax Profit- $                                    7,820           4,321           8,820              24
Pre-Tax Profit - %                                     3.3%            2.5%            2.0%            0.0%

Tax Expense                                          2,646           1,485           2,986               8

Net Income                                           5,174           2,836           5,834              16
Earnings per share -
     Basic                                            0.33            0.18            0.38            0.00
     Diluted                                          0.33            0.18            0.38            0.00

Weighted Average Shares Outstanding
     Basic                                          15,468          15,379          15,464          15,442
     Diluted                                        15,542          15,414          15,545          15,484

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Coachmen Industries, Inc. Announces Second Quarter Results

July 26, 2004

Coachmen Industries, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

ASSETS                                                           6/30/04            12/31/03
------                                                           -------            --------
CURRENT ASSETS
--------------
Cash and temporary cash investments                       $         8,796    $          6,408
Marketable securities                                               4,108               5,667
Accounts receivable                                                61,626              46,232
Inventories                                                       124,033             101,100
Prepaid expenses and other                                          7,554               7,170
Deferred income taxes                                               6,395               5,959
                                                          ---------------    ----------------
     TOTAL CURRENT ASSETS                                         212,512             172,536
                                                          ===============    ================

Property, plant & equipment, net                                   79,343              79,225
Goodwill                                                           18,954              18,954
Cash value of life insurance                                       38,972              36,506
Other                                                               4,295               3,467
                                                          ---------------    ----------------

     TOTAL ASSETS                                         $       354,076    $        310,688
                                                          ===============    ================

LIABILITIES AND SHAREHOLDERS' EQUITY                          6/30/04            12/31/03
------------------------------------                          -------            --------
CURRENT LIABILITIES
-------------------
ST borrowings & current portion of LT debt                $        26,480    $          5,990
Accounts payable, trade                                            41,406              30,486
Accrued income taxes                                                2,377               2,511
Other accruals                                                     45,368              37,586
                                                          ---------------    ----------------
     TOTAL CURRENT LIABILITIES                                    115,631              76,573

Long-term debt                                                      9,165               9,419
Deferred income taxes                                               3,903               4,089
Postretirement deferred comp benefits                               9,374               9,172
Other                                                                 166                 284
                                                          ---------------    ----------------
     TOTAL LIABILITIES                                            138,239              99,537

SHAREHOLDERS' EQUITY                                              215,837             211,151
                                                          ---------------    ----------------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $       354,076    $        310,688
                                                          ===============    ================

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Coachmen Industries, Inc. Announces Second Quarter Results

July 26, 2004

Coachmen Industries, Inc.
Condensed Consolidated Statements of Cash Flows
 (In Thousands)
(Unaudited)

                                                                                     SIX MONTHS ENDED
                                                                                     ----------------
                                                                                         JUNE 30,
                                                                                         --------
                                                                                   2004           2003
                                                                                   ----           ----

Net income                                                                      $    5,834     $        16
Depreciation                                                                         4,817           4,759
Changes in current assets and liabilities                                          (21,718)         (4,584)
                                                                                ----------     -----------
   NET CASH PROVIDED BY/(USED IN) OPERATIONS                                        (11,067)           191

NET CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES                                  (5,142)        (4,701)

Net borrowings                                                                       20,236             80
Issuance/(purchase) of stock                                                            234         (4,201)
Dividends                                                                            (1,873)        (1,856)
                                                                                -----------    -----------
   NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES                               18,597         (5,977)

INCREASE/(DECREASE) IN CASH AND TEMPORARY CASH INVESTMENTS                            2,388        (10,487)

Beginning of period cash and temporary cash investments                              6,408          16,549
                                                                                ----------     -----------

END OF PERIOD CASH AND TEMPORARY CASH INVESTMENTS                               $    8,796     $     6,062
                                                                                ==========     ===========

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Coachmen Industries, Inc. Announces Second Quarter Results

July 26, 2004

Coachmen Industries, Inc.
Quarterly Segment Data
(In Thousands)
(Unaudited)

                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                JUNE 30,                       JUNE 30,
                                          2004            2003            2004             2003
                                          ----            ----            ----             ----

SALES
Recreational Vehicle                  $     166,435   $    115,516    $     320,459   $     222,912
Housing and Building                         68,426         58,387          115,689          97,378
                                      -------------   ------------    -------------   -------------
     Total                            $     234,861   $    173,903    $     436,148   $     320,290
                                      =============   ============    =============   =============

GROSS PROFIT
Recreational Vehicle                  $      19,004   $     11,543    $      33,620   $      20,853
Housing and Building                         17,144         15,739           27,404          23,352
Other                                           169            264              202             375
                                      -------------   ------------    -------------   -------------
     Total                            $      36,317   $     27,546    $      61,226   $      44,580
                                      =============   ============    =============   =============

GROSS MARGIN PERCENTAGE
Recreational Vehicle                           11.4%          10.0%            10.5%            9.4%
Housing and Building                           25.1%          27.0%            23.7%           24.0%
                                      -------------  -------------    -------------   -------------
     Total                                     15.5%          15.8%            14.0%           13.9%
                                      =============  =============    =============   =============

OPERATING EXPENSES
Recreational Vehicle                  $      14,358   $     10,584    $     26,485    $      21,330
Housing and Building                         13,749         11,865          25,784           21,494
Other                                           286            (53)            608              998
                                      -------------   ------------    ------------    -------------
     Total                            $      28,393   $     22,396    $     52,877    $      43,822
                                      =============   ============    ============    =============

OPERATING EXPENSE PERCENTAGE
Recreational Vehicle                            8.6%           9.2%             8.3%            9.6%
Housing and Building                           20.1%          20.3%            22.3%           22.1%
                                      -------------   ------------    -------------    ------------
     Total                                     12.1%          12.9%            12.1%           13.7%
                                      =============   ============    =============    ============

PRE-TAX INCOME/(LOSS)
Recreational Vehicle                  $       4,631   $        919    $      7,111    $        (602)
Housing and Building                          3,345          3,794           1,756            1,756
Other                                          (156)          (392)            (47)          (1,130)
                                      -------------   ------------    ------------    -------------
     Total                            $       7,820   $      4,321    $       8,820   $          24
                                      =============   ============    =============   =============

Coachmen Industries, Inc. Announces Second Quarter Results

July 26, 2004

Coachmen Industries, Inc.
Historical Quarterly Segment Data - 2003
(In Thousands)
(Unaudited)

                                                    THREE MONTHS ENDED
                                      MARCH 31,       JUNE 30,         SEPT. 30,      DEC. 31,
                                          2003            2003           2003           2003
                                          ----            ----           ----           ----

SALES
Recreational Vehicle                  $     107,396   $    115,516    $    136,241   $    129,025
Housing and Building                         38,991         58,387          64,568         61,021
                                      -------------   ------------    ------------   ------------
     Total                            $     146,387   $    173,903    $    200,809   $   190,046
                                      =============   ============    ============   ===========

GROSS PROFIT
Recreational Vehicle                  $       9,310   $     11,543    $     15,892   $     11,036
Housing and Building                          7,613         15,739          17,614         16,005
Other                                           111            264            (376)           (50)
                                      -------------   ------------    ------------   ------------
     Total                            $      17,034   $     27,546    $     33,130   $     26,991
                                      =============   ============    ============   ============

GROSS MARGIN PERCENTAGE
Recreational Vehicle                            8.7%          10.0%           11.7%           8.6%
Housing and Building                           19.5%          27.0%           27.3%          26.2%
                                      -------------   ------------    ------------   ------- ----
     Total                                     11.6%          15.8%           16.5%          14.2%
                                      =============   ============    ============   ============

OPERATING EXPENSE
Recreational Vehicle                  $      10,746   $     10,584    $     12,947   $     11,224
Housing and Building                          9,629         11,865          12,167         13,212
Other                                         1,051            (53)            (12)           278
                                      -------------   ------------    ------------   ------------
     Total                            $      21,426   $     22,396    $     25,102   $     24,714
                                      =============   ============    ============   ============

OPERATING EXPENSE PERCENTAGE
Recreational Vehicle                           10.0%           9.2%            9.5%           8.7%
Housing and Building                           24.7%          20.3%           18.8%          21.7%
                                      -------------   ------------    ------------   ------------
     Total                                     14.6%          12.9%           12.5%          13.0%
                                      =============   ============    ============   ============

PRE-TAX INCOME/(LOSS)
Recreational Vehicle                  $      (1,521)  $        919    $      2,872   $       (183)
Housing and Building                         (2,038)         3,794           5,528          2,753
Other                                          (738)          (392)           (272)           399
                                      -------------   ------------    ------------   ------------
     Total                            $      (4,297)  $      4,321    $      8,128   $      2,969
                                      =============   ============    ============   ============

Coachmen Industries, Inc. Announces Second Quarter Results

July 26, 2004

Coachmen Industries, Inc.
Quarterly Segment Data - 2004
(In Thousands)
(Unaudited)

                                                                          Three Months Ended
                                                                              March 31,
                                                                              June 30,
                                                                         2004           2004
                                                                         ----           ----
SALES
Recreational Vehicle                                                 $    154,024    $     166,435
Housing and Building                                                       47,263           68,426
                                                                     ------------    -------------
     Total                                                           $    201,287    $     234,861
                                                                     ============    =============

GROSS PROFIT
Recreational Vehicle                                                 $     14,616    $      19,004
Housing and Building                                                       10,260           17,144
Other                                                                          33              169
                                                                     -------------   -------------
     Total                                                           $     24,909    $      36,317
                                                                     ============    =============

GROSS MARGIN PERCENTAGE
Recreational Vehicle                                                          9.5%          11.4%
Housing and Building                                                         21.7%          25.1%
                                                                     -------------   ------------
     Total                                                                   12.4%          15.5%
                                                                     =============   ============

OPERATING EXPENSE
Recreational Vehicle                                                 $     12,127    $    14,358
Housing and Building                                                       12,036         13,749
Other                                                                         321            286
                                                                     -------------   -----------
     Total                                                           $     24,484    $    28,393
                                                                     =============   ===========

OPERATING EXPENSE PERCENTAGE
Recreational Vehicle                                                          7.9%           8.6%
Housing and Building                                                         25.5%          20.1%
                                                                     -------------   ------------
     Total                                                                   12.2%          12.1%
                                                                     =============   ============

PRE-TAX INCOME/(LOSS)
Recreational Vehicle                                                 $      2,480    $     4,631
Housing and Building                                                       (1,589)         3,345
Other                                                                         109           (156)
                                                                     -------------   -----------
     Total                                                           $      1,000    $     7,820
                                                                     =============   ===========

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